EXHIBIT 99.1

Adesto Technologies Reports Third Quarter 2017 Financial Results

Achieves Non-GAAP Profitability On Record Revenue; Growing 36.3% Year-Over-Year

SANTA CLARA, Calif., Nov. 08, 2017 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ:IOTS), a leading provider of application-specific, ultra-low power and smart non-volatile memory products, today announced financial results for its third quarter ended September 30, 2017.

Third Quarter Highlights:

  Revenue was a record $15.2 million, increasing 36.3% from the third quarter of 2016 and 13.6% from the second quarter of 2017;
  GAAP gross margin was 49.0%, compared to 48.1% in the prior year quarter and 50.1% last quarter;
  GAAP operating expenses were $8.3 million, and non-GAAP operating expenses were $6.9 million, a $0.8 million decrease year-over-year;
  Adjusted EBITDA was a positive $0.9 million, compared to a positive $0.1 million in the prior quarter and a loss of $2.0 million in the third quarter of 2016.
  GAAP net loss was $1.0 million, or ($0.05) per share, and non-GAAP net income was $0.4 million, or $0.02 per diluted share; and
  Ended the quarter with $30.5 million of cash and cash equivalents, and restructured existing debt facility by expanding borrowing capacity, deferring principal payments and lowering interest rates.

Commenting on the quarter, Narbeh Derhacobian, Adesto’s president and CEO, stated ”We achieved another quarter of record revenue, increasing 36% year-over-year to $15.2 million and exceeding our guidance range of $14.3 to $14.7 million. Notably, we achieved non-GAAP profitability one quarter ahead of plan as a result of our strong revenue growth and expense management. Our significant momentum is a direct result of our past design wins ramping into production with increasing traction on new product introductions. Also during the quarter, we continued to make great strides expanding our tier-one customer base by leveraging our new standard serial flash offerings allowing us to showcase the value-added features of our smart-memory devices.

“We also continue to see strong design win activity, with over 75% of our design wins within our two largest end-markets of industrial and consumer, where our products are ideally suited for connected, low-energy applications. An increasing number of our design wins involve applications such as smart meters, smart lighting, fitness devices, voice-activated home appliances, touch-sensor applications as well as many other types of IoT and embedded devices.”

Mr. Derhacobian concluded, “As we look to the fourth quarter, we expect to continue our growth trajectory and for the third consecutive quarter are projecting revenue to grow approximately 30% over the prior year period. We also expect to maintain non–GAAP operating expenses, as a percent of revenue, consistent with the third quarter to improve bottom-line results.”

Third Quarter 2017 Results
Revenue in the quarter ended September 30, 2017 was a record $15.2 million, an increase of 36.3% from $11.2 million in the third quarter of 2016 and an increase of 13.6% from $13.4 million last quarter.

Gross margin in the third quarter of 2017 was 49.0%, compared to 48.1% in the third quarter of 2016 and 50.1% in the second quarter of 2017. Gross margin continues to be within the Company’s targeted range.

GAAP operating expenses in the third quarter of 2017 were $8.3 million, compared to $8.8 million in the prior year quarter and $8.3 million last quarter. On a non-GAAP basis, operating expenses in the third quarter of 2017 were $6.9 million, compared to $7.7 million in the third quarter of 2016 and $7.0 million in the prior quarter.

GAAP net loss in the third quarter of 2017 was $1.0 million, or ($0.05) per share, compared to a net loss of $4.1 million, or ($0.27) per share, in the third quarter of 2016 and a net loss of $1.8 million, or ($0.11) per share, in the previous quarter.

On a non-GAAP basis, net income in the third quarter of 2017 was $0.4 million, or $0.02 per diluted share, compared to a net loss of $2.9 million, or ($0.19) per share, in the third quarter of 2016 and a net loss of $0.5 million, or ($0.03) per share, last quarter.

Adjusted EBITDA for the third quarter was a positive $0.9 million, compared to a loss of $2.0 million in the third quarter of 2016 and a positive $0.1 million in the previous quarter.

A reconciliation of our GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Cash and cash equivalents totaled $30.5 million as of September 30, 2017, compared to $31.9 million as of June 30, 2017.

Business Outlook
For the fourth quarter of 2017, the Company expects revenue to range between $15.8 million and $16.2 million, resulting in another quarter of record revenue and approximately 30% year-over-year growth at the mid-point. Gross margin is expected to be between 47% and 50%. GAAP operating expenses are expected to range between $8.1 million and $8.3 million, or $7.1 million and $7.3 million on a non-GAAP basis, which excludes approximately $0.7 million in stock-based compensation expense and $0.3 million in amortization of acquisition-related intangible assets.

Conference Call Information
Adesto will host a conference call today at 2:00 p.m. Pacific Time to discuss its financial results. Investors and analysts may join the call by dialing 1-844-419-1786 and providing confirmation code 1910401. International callers may join the teleconference by dialing +1-216-562-0473 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com.

A telephone replay of the conference call will be available approximately two hours after the conference call until Wednesday, November 15, 2017 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial +1-404-537-3406. The pass code is 1910401.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and non-GAAP operating expenses. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Amortization of acquisition-related intangible assets: We have excluded the effect of amortization of acquisition-related intangible assets from our non-GAAP financial measures. Amortization of acquisition-related intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of acquisition-related intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Gains from dispute settlements:  We have excluded the effect of the gain on settlement of an alleged liability with a former foundry supplier from our non-GAAP financial measures.  The gain on settlement is a non-cash gain, is not a recurring event and is not part of our core operations and was excluded when evaluating our financial performance.

Our non-GAAP Financial Measures are described as follows:

  Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Non-GAAP net income (loss) is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, amortization of acquisition-related intangible assets and gains from dispute settlements. Non-GAAP net income (loss) per share is non-GAAP net income (loss) divided by weighted average shares outstanding and, if dilutive, incremental shares based upon the conversion of outstanding stock options, restricted stock units and warrants.
  Non-GAAP operating expense.  Non-GAAP operating expenses are GAAP operating expenses as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, amortization of acquisition-related intangible assets and gains from dispute settlements.
  Adjusted EBITDA is GAAP net loss as reported on our condensed consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net income (loss) as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies
Adesto Technologies (NASDAQ:IOTS) is a leading provider of application-specific, ultra-low power and smart non-volatile memory products. The company has designed and built a portfolio of innovative products with intelligent features to conserve energy and enhance performance, including Fusion Serial Flash, DataFlash®, EcoXiP™ and products based on its trademark resistive RAM technology, called Conductive Bridging RAM (CBRAM®). For more information, please visit http://www.adestotech.com.

Adesto Technologies and the Adesto logo are trademarks of Adesto Technologies in the United States and other regions. All other trademarks are property of their respective owners.

Forward looking Statements
The quotes of our Chief Executive Officer in this release regarding our momentum and expected revenue growth and non-GAAP operating expense maintenance, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; market adoption of our CBRAM-based products; our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 14, 2017, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of November 8, 2017, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after November 8, 2017 press release, or to reflect the occurrence of unanticipated events.

Company Contact:
David Viera
Director, Corporate Communications
P: 408-419-4844
E: david.viera@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Leanne K. Sievers, President
P: 949-224-3874
E: sheltonir@sheltongroup.com

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$30,508	$19,719
Accounts receivable, net	8,810	6,111
Inventories	4,263	5,182
Prepaid expenses	348	462
Other current assets	103	105
Total current assets	44,032	31,579
Property and equipment, net	6,325	5,962
Intangible assets, net	7,397	8,324
Other non-current assets	607	296
Goodwill	22	22
Total assets	$58,383	$46,183
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	5,907	5,167
Accrued compensation and benefits	2,132	1,599
Accrued expenses and other current liabilities	1,946	2,176
Term loan, current	-	6,466
Total current liabilities	9,985	15,408
Line of credit	2,000	1,807
Term loan, non-current	11,396	9,775
Deferred rent, non-current	2,511	2,826
Deferred tax liability, non-current	2	2
Total liabilities	25,894	29,818

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	132,467	110,749
Accumulated other comprehensive loss	(301)	(230)
Accumulated deficit	(99,679)	(94,156)
Total stockholders' equity	32,489	16,365
Total liabilities and stockholders' equity	$58,383	$46,183

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenue, net	$15,239	$11,180	$39,958	$31,638
Cost of revenue	7,773	5,803	20,215	16,531
Gross profit	7,466	5,377	19,743	15,107
Operating expenses:
Research and development	3,606	4,390	10,653	12,527
Sales and marketing	2,897	2,870	8,408	8,315
General and administrative	1,761	1,586	5,569	4,984
Gain from settlement with former foundry supplier	-	-	-	(1,962)
Total operating expenses	8,264	8,846	24,630	23,864
Loss from operations	(798)	(3,469)	(4,887)	(8,757)
Other income (expense):
Interest expense, net	(170)	(576)	(581)	(1,058)
Other income (expense), net	(12)	(18)	2	(29)
Total other income (expense), net	(182)	(594)	(579)	(1,087)
Loss before provision for income taxes	(980)	(4,063)	(5,466)	(9,844)
Provision for income taxes	17	15	57	46
Net loss	$(997)	$(4,078)	$(5,523)	$(9,890)

Net loss per share:
Basic and diluted	$(0.05)	$(0.27)	$(0.31)	$(0.66)
Weighted average number of shares used in computing
net loss per share:
Basic and diluted	21,058,635	15,034,475	17,701,230	14,997,417

ADESTO TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except for share and per share amounts)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

GAAP gross profit		$7,466	$5,377	$19,743	$15,107
Stock-based compensation expense		35	22	86	60
Non-GAAP gross profit		$7,501	$5,399	$19,829	$15,167

GAAP research and development expenses		$3,606	$4,390	$10,653	$12,527
Stock-based compensation expense		(373)	(273)	(937)	(787)
Amortization of acquisition-related intangible assets		(121)	(121)	(364)	(363)
Non-GAAP research and development expenses		$3,112	$3,996	$9,352	$11,377

GAAP sales and marketing expenses		$2,897	$2,870	$8,408	$8,315
Stock-based compensation expense		(239)	(186)	(621)	(530)
Amortization of acquisition-related intangible assets		(188)	(188)	(563)	(564)
Non-GAAP sales and marketing expenses		$2,470	$2,496	$7,224	$7,221

GAAP general and administrative expenses		$1,761	$1,586	$5,569	$4,984
Stock-based compensation expense		(420)	(398)	(1,229)	(1,131)
Non-GAAP general and administrative expenses		$1,341	$1,188	$4,340	$3,853

GAAP operating expenses		$8,264	$8,846	$24,630	$23,864
Stock-based compensation expense		(1,032)	(857)	(2,787)	(2,448)
Amortization of acquisition-related intangible assets		(309)	(309)	(927)	(927)
Gain from settlement with former foundry supplier		-	-	-	1,962
Non-GAAP operating expenses		$6,923	$7,680	$20,916	$22,451

GAAP loss from operations		$(798)	$(3,469)	$(4,887)	$(8,757)
Stock-based compensation expense		1,067	879	2,873	2,508
Amortization of acquisition-related intangible assets		309	309	927	927
Gain from settlement with former foundry supplier		-	-	-	(1,962)
Non-GAAP income (loss) from operations		$578	$(2,281)	$(1,087)	$(7,284)

Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:		$(997)	$(4,078)	$(5,523)	$(9,890)
Stock-based compensation expense		1,067	879	2,873	2,508
Gain from settlement with former foundry supplier		-	-	-	(1,962)
Amortization of acquisition-related intangible assets		309	309	927	927
	Non-GAAP net income (loss)	379	(2,890)	(1,723)	(8,417)
Interest expense		182	585	611	1,094
Provision for income taxes		17	15	57	46
Depreciation and amortization		360	255	1,004	684
	Adjusted EBITDA	$938	$(2,035)	$(51)	$(6,593)

Non-GAAP diluted net income (loss) per share		$0.02	($0.19)	($0.10)	($0.56)

Reconciliation of shares used in computing non-GAAP
net income (loss) per share:
Diluted shares:
Weighted-average shares used in calculating
non-GAAP basic net income (loss) per share		21,058,635	15,034,475	17,701,230	14,997,417

Incremental shares upon conversion of
stock options, restricted stock units and warrants		963,798	-	-	-

Weighted-average shares used in calculating
non-GAAP diluted net income (loss) per share		22,022,433	15,034,475	17,701,230	14,997,417